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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below, being a director or officer or both of one of Ziff Davis Holdings Inc. (the "Parent"), Ziff Davis Media Inc. (the "Company") and the following subsidiaries: Ziff Davis Intermediate Holdings Inc., Ziff Davis Publishing Holdings Inc., Ziff Davis Publishing Inc., Ziff Davis Development Inc. and Ziff Davis Internet Inc. (the "Subsidiaries"), constitutes and appoints Bart W. Catalane as such person's true and lawful attorney-in-fact and agent, for such person and in such person's name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 relating to equity securities of the Parent, debt securities of the Company and the guaranties of such debt securities by Parent and the Subsidiaries, as contemplated by the Registration Rights Agreement entered into as of August 12, 2002 by and among the Parent and the Company and all amendments (including post-effective amendments) to such Registration Statement on Form S-4 (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which such Registration Statement on Form S-4 relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises directly relating to the fulfillment of the foregoing acts, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURES                                      CAPACITY                                 DATE
/s/ Robert F. Callahan                   President, Chief Executive Officer and Director        September 6, 2002
----------------------
Robert F. Callahan                       of Parent, Company and Subsidiaries (Principal
                                         Executive Officer)

/s/ John R. Willis                       Director of Parent, Company                            September 9, 2002
------------------
John R. Willis

/s/ Avy H. Stein                         Director of Parent, Company                            September 9, 2002
----------------
Avy H. Stein

/s/ Daniel H. Blumenthal                 Director of Parent, Company                            September 9, 2002
------------------------
Daniel H. Blumenthal

/s/ David M. Wittels                     Director of Parent                                     September 12, 2002
--------------------
David M. Wittels